EXHIBIT 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-49301 and 333-58038) and the Registration Statements on Form S-8 (Nos. 333-44764, 333-42385, and 333-62030) of Affiliated Computer Services, Inc. of our report dated July 29, 2003, except as to Note 19, which is as of September 2, 2003, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
Date: September 17, 2003